AMENDMENT NO. 1 TO NERVE END CAP SUPPLY AGREEMENT

Cook Biotech Incorporated, an Indiana Corporation having a place of business at 1425 Innovation place, West Lafayette, Indiana 47906 ("Cook"), and AxoGen Corporation, a Delaware Corporation having a place of business at 13859 Progress Blvd, Alachua, FL 32615 ("Distributor'), as of April 6, 2020 hereby amend that certain Nerve End Cap Supply Agreement dated June 29, 2017 between them (the "Agreement"), as follows:

1. Section 7.3 (i) of the Agreement is hereby deleted in its entirety.

Except as specifically modified above, the terms and conditions of the Agreement are unchanged.

Agreed and accepted as of the Amendment Date:

COOK BIOTECH INCORPORATED	AXOGEN CORPORATION
By: Umesh Patel	By: Karen Zaderej
Printed: Umesh Patel	Printed: Karen Zaderej
Title: President	Title: CEO and President